Exhibit 99.1
MDU Resources Declares Quarterly Dividend on Common Stock,
Outlines Future Dividend Expectations

BISMARCK, N.D. — May 4, 2023 —MDU Resources Group, Inc.’s (NYSE: MDU) board of directors has declared a quarterly dividend on the company’s common stock of 22.25 cents per share, unchanged from the previous quarter.

The dividend is payable July 1 to stockholders of record June 13.

MDU Resources also announced today in another news release that its board of directors has approved the separation of its construction materials subsidiary, Knife River Corporation, into an independent, publicly traded company through a pro rata distribution on May 31 to stockholders of record on May 22 of the outstanding shares of common stock of Knife River Holding Company.

Following the spinoff of Knife River, MDU Resources’ board of directors expects to review MDU Resources’ dividend practice with the intent to align payout relative to regulated energy delivery earnings with pure-play peer companies. Any changes that result from the review will apply to future periods and will not impact the quarterly dividend to be paid on July 1.

The board of directors for Knife River will be responsible for developing any future dividend practice for Knife River.

More details about MDU Resources’ spinoff of Knife River can be found at www.mdu.com.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation and MDU Resources’ future dividend expectations are expressed in good faith and are believed by MDU Resources to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. There can be no assurance of the ultimate timing of the distribution or that the distribution will be completed. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K and Form 10-Q.

Financial Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730
Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095